CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 4 to the Registration Statement on Form N-4 (No. 333-284520) (the “Registration Statement”) of our report dated April 17, 2026 relating to the statutory basis financial statements of The United States Life Insurance Company in the City of New York. We also consent to the references to us under the headings “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

April 28, 2026